Exhibit 99.1

   Delta Apparel Announces Restructuring of U.S. Textile Operations

    Company Expects to Incur $10.0 Million in Restructuring Related
                                Charges

    Restructuring Initiatives Expected to Result in Cost Savings of Approximately $0.26, $0.62 and $0.80 in Fiscal 2008, 2009 & 2010

    Company Discusses Preliminary Fourth Quarter and FY2007 Results

            Announces FY 2008 Revenue and Earnings Guidance


    DULUTH, Ga.--(BUSINESS WIRE)--July 18, 2007--Delta Apparel, Inc. (AMEX: DLA) today announced its plans to restructure its U.S. textile operations by closing its manufacturing facility in Fayette, Alabama. As a part of the Company's overall restructuring of its textile manufacturing operations, the Company is also expensing its start-up and excess manufacturing costs associated with the integration of FunTees and the opening of its Honduran textile facility.

    This reorganization is expected to occur in the Company's fiscal first quarter of 2008, leaving the Company with two U.S. textile operations, one located in Maiden, North Carolina and the other in Fayetteville, North Carolina. Approximately 110 U.S. jobs will be eliminated by the manufacturing restructuring.

    The Company expects to incur total costs of approximately $10.0 million, or $0.75 per diluted share, associated with the restructuring. The expenses will impact the Company's fiscal fourth quarter of 2007 and the first two quarters of fiscal 2008. The expenses are expected to impact the Company's financials as follows:


                  FY 07 Qtr 4  FY 08 Qtr 1  FY 08 Qtr 2      Total
                  ------------ ------------ ------------ -------------

Cost of Sales     $5.4 million $1.7 million $1.4 million $ 8.4 million
----------------- ------------ ------------ ------------ -------------
Restructuring
 Charges          $1.5 million $0.1 million           -- $ 1.6 million
----------------- ------------ ------------ ------------ -------------
Total             $6.9 million $1.8 million $1.4 million $10.0 million
----------------- ------------ ------------ ------------ -------------

Diluted EPS
 Impact                  $0.51        $0.13        $0.10         $0.75
----------------- ------------ ------------ ------------ -------------


    The $0.51 per diluted share expense in fiscal year 2007 includes $0.40 per diluted share of start-up, excess and other cash costs associated with the integration of FunTees and the opening of its Honduran textile facility and includes $0.11 per diluted share for the non-cash impact of asset impairments related to the reduction of textile operations in the U.S. The Company expects its restructuring initiatives will result in costs savings per diluted share of approximately $0.26 in fiscal 2008, $0.62 in fiscal 2009, and $0.80 in fiscal 2010.

    This restructuring comes as the Company recently completed its integration of FunTees textiles into its existing Maiden, N.C. facility, which has improved operating margins in the FunTees business by approximately 300 basis points over pre-acquisition operating margin levels. Additionally, construction of the Company's new textile facility in Honduras is on schedule and the Company expects to open this facility in the second quarter of fiscal 2008. The Company expects to be producing 500,000 pounds of fabric per week by its fourth quarter of fiscal 2008 and anticipates increasing production to one million pounds per week by its third quarter of fiscal 2009.

    Robert W. Humphreys, President and CEO, commented, "We continue to focus on improving the performance of our wholesale activewear business. After evaluating our alternatives, we determined that we must eliminate some of our domestic manufacturing capacity. It is difficult to eliminate the jobs of these employees who have contributed significantly to our growth and success over the years. However, we believe the relocation of some of our U.S. textile capacity to Central America is necessary to be cost-competitive against other global producers. We believe our actions will result in improved margins and profitability in fiscal 2008 and beyond."

    Mr. Humphreys concluded, "We will continue to focus on maximizing our operating performance in all key areas of our business. The changes we are making should allow us to continue profitable growth in the highly competitive apparel industry and provide us with a platform to generate superior investment returns for our shareholders. We remain encouraged by the opportunities within both our private label and branded apparel businesses and believe the steps we are taking now will result in a stronger, more competitive company in the years to come."

    Fourth Quarter and Fiscal 2007 Preliminary Results

    The Company's sales for its 2007 fourth fiscal quarter are approximately $92 million. This brings sales for the full 2007 fiscal year to approximately $312 million, almost a 16% increase over the prior fiscal year.

    Including the $6.9 million, or $0.51 per diluted share, of start-up, excess and impairment charges associated with its textile restructuring, the Company now expects diluted earnings per share for its fourth quarter to be in the range of $0.06 to $0.08 versus its prior expectation of $0.50 to $0.55. As a result, earnings for the full 2007 fiscal year are expected to be in the range of $0.71 to $0.73 per diluted share. This compares to the Company's previously disclosed expectations of earnings in the range of $1.15 to $1.20 per diluted share prior to the restructuring related charges.

    Fiscal 2008 Guidance

    For the 2008 fiscal year ending June 28, 2008, the Company expects net sales to be in the range of $335 to $350 million and diluted earnings per share to be in the range of $1.36 to $1.52. This includes the $3.2 million, or $0.23 per diluted share, of anticipated expenses associated with the start-up of the new Honduran textile facility and the shutdown of the Fayette, Alabama facility that will impact results in the first two quarters of fiscal 2008.

    Conference Call Information

    The Company will hold a conference call with senior management to discuss its restructuring initiatives today at 8:30 a.m. ET. Investors can access the call by dialing 913-981-4911. A live webcast of the conference call will be available on the Company's Web site at www.deltaapparelinc.com. Please visit the Web site at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available from July 18, 2007 through July 25, 2007. To access the telephone replay, participants should dial 719-457-0820. The access code for the replay is: 2954693.

    About Delta Apparel, Inc.

    Delta Apparel, Inc., along with its wholly owned subsidiaries, M.
J. Soffe Company and Junkfood Clothing Company, is a marketer, manufacturer and distributor of high quality branded and private label activewear apparel. The Company specializes in selling a variety of casual and athletic activewear tops and bottoms, embellished and unembellished T-shirts, and fleece products for the ever-changing apparel market. The Company focuses on its broad distribution of apparel products to specialty and boutique stores, high-end and mid-tier retail stores, sporting goods stores, screen printers, and private label accounts. In addition, certain products are sold in college bookstores and to the U.S. Military. The Company's operations are located throughout the United States, Honduras, El Salvador and Mexico and the Company employs approximately 6,200 people worldwide. Additional information on the Company is available at www.deltaapparelinc.com.

    Statements and other information in this press release that are not reported financial results or other historical information are forward-looking statements. These are based on our expectations and are necessarily dependent upon assumptions, estimates and data that we believe are reasonable and accurate but may be incorrect, incomplete or imprecise. Forward-looking statements are also subject to a number of business risks and uncertainties, any of which could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. The risks and uncertainties include, among others, the ability to achieve synergies in connection with the FunTees acquisition and to integrate it successfully into our business, changes in the retail demand for apparel products, the cost of raw materials, competitive conditions in the apparel and textile industries, the relative strength of the United States dollar as against other currencies, changes in United States trade regulations, the discovery of unknown conditions (such as environmental matters and similar items) and other risks described in "Item 1A. Risk Factors" in our annual Report on Form 10-K for the fiscal year ended July 1, 2006 and from time to time in our reports filed with the Securities and Exchange Commission. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. We do not undertake publicly to update or revise the forward-looking statements even if it becomes clear that any projected results will not be realized.

    CONTACT: Delta Apparel, Inc.
             Deborah Merrill, 864-232-5200 x6620
             Chief Financial Officer
             or
             Integrated Corporate Relations
             Investor Relations:
             Bill Zima, 203-682-8200